Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned (the “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint, each of Marc A. Alpert, Mark S. Schwartz and Glenn P. Zarin (each, an “Attorney”), acting singly, the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in the Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.	To sign on behalf of the Grantor statements on Form 3, Form 4 and Form 5 and amendments thereto (together, “Section 16 Reports”) filed pursuant to Section 16(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	To sign on behalf of the Grantor notices on Form 144 and amendments thereto (“Form 144 Notices”) filed pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.	To do all such other acts and things as, in such Attorney’s discretion, he deems appropriate or desirable for the purpose of filing such Section 16 Reports and Form 144 Notices with the Securities and Exchange Commission and appropriate stock exchange or similar authority.

4.	To take any other action of any type whatsoever in connection with the foregoing which, in the discretion of any Attorney, may be of benefit to, in the best interest of, or legally required by, the Grantor, it being understood that the documents signed by any Attorney on behalf of the Grantor pursuant to this Power of Attorney shall be in such form as the Attorney may approve in his discretion.

The Grantor hereby ratifies and confirms all that any Attorney or any substitute or substitutes may lawfully do or cause to be done by virtue hereof.  The Grantor acknowledges that the agents and attorneys-in-fact made, constituted and appointed hereby, in serving in such capacity at the request of the Grantor, are not assuming any of the Grantor’s responsibilities to comply with the Exchange Act or the Securities Act.

This Power of Attorney shall remain in effect until such time as the Grantor is no longer required to file Section 16 Reports or Form 144 Notices or, if sooner, until revoked by the Grantor.

IN WITNESS WHEREOF, the Grantor has executed this Power of Attorney as of the 22nd day of  August, 2016.

/s/Walter L. Harris
Walter L. Harris